Exhibit 10.2

THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT WITH
ESCROW INSTRUCTIONS

This THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT WITH ESCROW INSTRUCTIONS (this “Amendment”), is made and entered into on May 21, 2024, by GSI TECHNOLOGY, INC., a Delaware corporation (“Seller”), and D.R. STEPHENS & COMPANY, LLC, a California limited liability company (“Buyer”).

RECITALS

A.         Seller and Buyer are parties to that certain Purchase and Sale Agreement With Escrow Instructions dated April 2, 2024, as amended by that certain First Amendment to Purchase and Sale Agreement With Escrow Instructions dated April 30, 2024 and that certain Second Amendment to Purchase and Sale Agreement With Escrow Instructions dated May 17, 2024 (as amended, the “Agreement”), for the purchase and sale of certain real property commonly known as 1213 Elko Drive in Sunnyvale, California, as described therein.

B.          Seller and Buyer desire to amend the Agreement as provided in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment and the foregoing Recitals (which are incorporated herein by this reference), and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.          Defined Terms. All capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

2.          Amendment of Purchase Price. Notwithstanding anything to the contrary contained in the Agreement, the Purchase Price is hereby reduced by $200,000.00 to the amount of $11,650,000.00. Accordingly, all references to “Purchase Price” in the Agreement shall mean the amount of $11,650,000.00.

3.          Go-Forward Notice. Buyer hereby provides the Go Forward Notice to Seller pursuant to Section 5.1(c) of the Agreement, and concurrently herewith, Buyer shall deliver the $250,000 addition to the Deposit, as set forth in Section 3.3 of the Agreement, to the Escrow Agent to be placed in the Deposit Escrow. Accordingly, Buyer hereby waives its termination right and affirmatively and expressly approves and accepts the Property and all conditions, elements and matters pertinent thereto including, without limitation, soil conditions and any other matter which was or could have been inspected, examined or determined by Buyer prior to the Due Diligence Expiration Date, and the Deposit is hereby nonrefundable, except as set forth in the Agreement with respect to a default by Seller, casualty or condemnation.

4.          Miscellaneous. Except as expressly amended by this Amendment, the Agreement shall remain unmodified and in full force and effect. This Amendment may be executed in one or more counterparts all of which, taken together, shall constitute one fully executed original. The parties agree that a signed copy of this Amendment transmitted by one party to the other party(ies) by facsimile, by electronic transmission, or by an electronic signature platform (such as DocuSign) will be binding upon the sending party to the same extent as if it had delivered a signed original of this Amendment.

[Remainder of page intentionally left blank. Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

SELLER:

GSI TECHNOLOGY, INC.,
a Delaware corporation

By:	/s/ Douglas M. Schirle
Name:	Douglas M. Schirle
Title:	CFO

BUYER:

D. R. STEPHENS & COMPANY, LLC,
a California limited liability company

By:	/s/ Lane Stephens
Name:	Lane Stephens
Title:	Manager

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